UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act Of 1934

Date of Report: (Date of earliest event reported): October 4, 2016

BELDEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12561	36-3601505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of principal executive office) (Zip Code)

Registrants’ telephone number, including area code (314) 854-8000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On October 4, 2016, Belden Inc. (“Belden”) and certain of its subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank AG, London Branch, as representative for the initial purchasers listed on Schedule I thereto (the “Initial Purchasers”), providing for the issuance and sale of €200 million aggregate principal amount of 4.125% Senior Subordinated Notes due 2026 (the “Notes”) in an offering to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par, and the offering of the Notes closed on October 10, 2016. The Company used the net proceeds of the offering of the Notes, together with cash on hand, to repay in full and terminate its $250.0 million Term Loan Credit Agreement dated as of October 3, 2013, by and among the Company and the lenders and agents party thereto.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Belden and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

Certain of the Initial Purchasers and their respective affiliates have provided, and in the future may provide, investment banking, commercial lending and financial advisory services to Belden and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete version of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to an indenture dated as of October 10, 2016 (the “Indenture”), by and among Belden, the Guarantors, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. The Notes will mature on October 15, 2026 and rank equal in right of payment with Belden’s existing and future senior subordinated debt, and are subordinated to all of Belden’s and the Guarantors’ senior debt, including Belden’s revolving credit agreement. Belden’s obligations under the Notes are jointly and severally guaranteed by all of Belden’s current and future domestic subsidiaries that guarantee the borrowings under its revolving credit facility.

Interest on the Notes accrues at a rate of 4.125% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2017, to the holders of record on the immediately preceding April 1 and October 1.

Belden will have the option to redeem all or a portion of the Notes at any time on or after October 15, 2021 at specified redemption prices plus accrued and unpaid interest on the Notes to the date of redemption. At any time prior to October 15, 2021, Belden may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, in addition to a specified applicable premium. At any time before October 15, 2019, Belden may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 104.125% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require Belden to repurchase all or a portion of such holder’s Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains covenants that limit, among other things, Belden’s and certain of its subsidiaries’ ability to (1) incur additional debt, (2) pay dividends or make other distributions on, redeem or repurchase capital stock, or make investments or other restricted payments, (3) enter into transactions with affiliates, (4) dispose of assets or issue stock of restricted subsidiaries, (5) create liens on assets, or (6) effect a consolidation or merger or sell all, or substantially all, of its assets. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete version of the Indenture, including the forms of the Note and Notation of Guarantee included therein as Exhibits A and D, respectively, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02. Termination of a Material Definitive Agreement

The information set forth in Item 1.01 regarding the termination of the Term Loan Credit Agreement is incorporated by reference into this Item 1.02.

ITEM 8.01. Other Events.

On October 4, 2016, Belden issued a press release announcing the commencement of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On October 4, 2016, Belden issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 10, 2016, among Belden Inc., the Guarantors named therein, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar.

10.1	Purchase Agreement, dated as of October 4, 2016, by and among Belden Inc., the Guarantors named therein and Deutsche Bank AG, London Branch, as representative of the Initial Purchasers listed in Schedule I thereto.

99.1	Belden news release dated October 4, 2016, titled “Belden Announces €200 Million Private Offering of Senior Subordinated Notes.”

99.2	Belden news release dated October 4, 2016, titled “Belden Announces Pricing of €200 Million Private Offering of 4.125% Senior Subordinated Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELDEN INC.

By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President, Legal, General Counsel and Corporate Secretary

Dated: October 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 10, 2016, among Belden Inc., the Guarantors named therein, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar.

10.1	Purchase Agreement, dated as of October 4, 2016, by and among Belden Inc., the Guarantors named therein and Deutsche Bank AG, London Branch, as representative of the Initial Purchasers listed in Schedule I thereto.

99.1	Belden news release dated October 4, 2016, titled “Belden Announces €200 Million Private Offering of Senior Subordinated Notes.”

99.2	Belden news release dated October 4, 2016, titled “Belden Announces Pricing of €200 Million Private Offering of 4.125% Senior Subordinated Notes.”